Exhibit 99.2

Palatin Technologies Announces Pricing of Public Offering of Common Stock and Warrants
CRANBURY, NJ, December 1, 2016 (PRNewswire) -- Palatin Technologies, Inc. (“Palatin”) (NYSE MKT: PTN) today announced the pricing of an underwritten public offering of 25,384,616 shares of its common stock and warrants to purchase 12,692,310 shares of its common stock for anticipated gross proceeds of $16.5 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by Palatin. The shares of common stock and warrants will be offered as Series A Units, with each Series A Unit consisting of one share of common stock and a Series J warrant to purchase 0.50 of a share of common stock, and will be priced at $0.65 per unit.
The offering is expected to close on or about December 6, 2016, subject to customary closing conditions.
The Series J warrants are immediately exercisable at a price of $0.80 per share of common stock and will expire on the fifth anniversary of the date of issuance.
Canaccord Genuity is acting as sole book-running manager, Roth Capital Partners is acting as lead manager and Chardan Capital Markets is acting as co-manager for the offering.
The shares of common stock and warrants to purchase shares of common stock described above are being offered pursuant to a shelf registration statement previously filed with and declared effective by the Securities and Exchange Commission (SEC). A preliminary prospectus supplement and accompanying prospectus relating to the offering has been filed with the SEC and is available for free on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering, when available, may also be obtained from Canaccord Genuity Inc., Attention: Equity Syndicate Department, 99 High Street, 12th Floor, Boston, Massachusetts 02110, by telephone at (617) 371-3900, or by email at prospectus@canaccordgenuity.com.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of Palatin’s securities. No offer, solicitation or sale will be made in any state or other jurisdiction in which such offering, solicitation or sale would be unlawful.
About Palatin Technologies
Palatin Technologies, Inc. is a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential.
Forward-Looking Statements
Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about the anticipated public offering and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.
Palatin Technologies Investor Inquiries:
Stephen T. Wills, CPA, MST
Chief Operating Officer / Chief Financial Officer
Tel: (609) 495-2200 / info@palatin.com
Palatin Technologies Media Inquiries:
Paul Arndt, MBA, LifeSci Advisors, LLC
Managing Director
Tel: (646) 597-6992 / Paul@LifeSciAdvisors.com